SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

JUNE 9, 2008

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1200 12TH AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON 98144

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES	3

SIGNATURES	4

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 9, 2008, Amazon.com, Inc. (the “Company”) called for redemption on June 9, 2008, $500,000,000 in principal amount of its outstanding 4.75% Convertible Subordinated Notes due 2009 (the “Notes”) with CUSIP numbers 023135AD8 and 023135AF3. The redemption price was 100.475% of the principal amount at maturity, plus accrued and unpaid interest from February 1, 2008 through June 8, 2008. Holders of the Notes could elect to convert the Notes into the Company’s common stock at a conversion price of $78.0275 at any time until the close of business on June 6, 2008. From May 29, 2008 through June 6, 2008, holders elected to convert a total of $472,934,000 in principal amount of the Notes, and the Company issued 6,061,093 shares of its common stock as a result of such elections. The remaining total of $27,066,000 in principal amount of the Notes was redeemed by the Company on June 9, 2008.

The Company issued shares of its common stock solely to existing security holders upon conversion of the Notes, with no commission or other remuneration paid or given directly or indirectly for soliciting such exchange, pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ L. Michelle Wilson
L. Michelle Wilson Senior Vice President

Dated: June 10, 2008

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